Exhibit 99.1
Cycurion Announces Approximately $800,000 in Annual Contract Spend, Accelerating Commercial Expansion
September 3, 2026
First public announcement of a pharmaceutical AI Center of Excellence engagement, a NACCHO award, and additional commercial and public-health work
MCLEAN, Va., Sept. 03, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity and AI-driven solutions, today announced several engagements totaling approximately $800,000 in annual contract spend. The work includes a pharmaceutical-industry engagement to support an AI Center of Excellence, a new award with the National Association of County and City Health Officials (NACCHO), and additional commercial and public-health engagements. This is the first public announcement of these awards.
This is the commercial expansion Cycurion told the market it was going after. The Company is building commercial healthcare and life-sciences work as a primary growth market, while continuing to run its government and public-safety franchise. Scope across the engagements includes business continuity and disaster recovery, technology and cybersecurity assessments, program management, organizational change management, and AI operating capability.
The announcement reflects the Company’s deliberate strategy — as previously communicated to the market — to accelerate expansion into commercial healthcare, life sciences, and other non-government sectors where demand for resilient IT, cybersecurity, and AI-enabled operating capability continues to grow.
“These wins are exactly the kind of commercial traction we told the market we were going after,” said L. Kevin Kelly, Chairman and Chief Executive Officer of Cycurion. “A pharmaceutical organization has engaged us to support its AI Center of Excellence. NACCHO has awarded new work. Customers are not paying for slogans. They are paying for resilience, cybersecurity, program delivery, and AI that has to run in a real operating environment. Each of these engagements puts us inside an organization that will need more of what we do. We are not dabbling in commercial. We are building it.”
What the Work Covers
Across the commercial and NACCHO-related engagements, Cycurion is supporting clients with:
•Business continuity and disaster recovery planning and execution
•Technology and cybersecurity assessments
•Program management for complex technology initiatives
•Organizational change management
•Support for an AI Center of Excellence for a pharmaceutical organization
The pharmaceutical AI Center of Excellence engagement is a commercial life-sciences win the Company has been building toward. The NACCHO award is being announced for the first time and deepens Cycurion’s existing relationship with the association, including its standing as a Diamond Affiliate Partner. Additional commercial and public-health work is included in the approximately $800,000 annual contract-spend total.

Why It Matters
The number is approximately $800,000 in annual contract spend. The signal is the market. These engagements convert a stated commercial strategy into work in pharmaceutical, healthcare, and public health, and they put Cycurion inside accounts that can grow. Government and public safety remain core. Commercial is a market Cycurion is going after.
The Company will continue to pursue additional commercial and non-government opportunities that fit its capabilities in cybersecurity, managed IT, program delivery, and AI-enabled transformation.
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (Nasdaq: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the approximately $800,000 in aggregate annual contract spend associated with the new awards; the scope, timing and duration of the services to be provided under those awards; the Company’s ability to perform under the new contracts and to realize their anticipated benefits; the development of an AI Center of Excellence for a pharmaceutical organization; the expansion of the Company’s commercial healthcare, life sciences and other non-government business; the Company’s expectation that these engagements will lead to additional work with these clients; the deepening of the Company’s relationship with NACCHO and its member organizations; the Company’s ability to identify and win additional commercial and non-government opportunities; the continued execution on the Company’s backlog; and other statements that are not historical facts. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, delays or terminations, and the Company’s ability to fulfill contractual obligations; the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

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